Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the entities listed below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.001 par value, of KalVista Pharmaceuticals, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Vivo Ventures VI, LLC

September 12, 2018
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)

Vivo Opportunity, LLC

September 12, 2018
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)

Vivo Capital IX, LLC

September 12, 2018
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)